MUTUAL RELEASE

         THIS MUTUAL RELEASE (the “Release”) is made and entered into this the 6th day of December, 2002 by and between Stealth MediaLabs, Inc., a Nevada corporation (“Stealth”), BitzMart, Inc., a Colorado corporation (“Subsidiary,” and, together with Stealth, the “Company”), on the one hand, and Continental Advisors, SRL, an Italian limited liability company (“CA”), Andreea Porcelli and Mark Porcelli (collectively, “Porcellis”), Montalcino SA (“Montalcino”) and Ergo Limited, SA (“Ergo,”) , on the other hand.

Recitals

         WHEREAS, CA has been retained on a non-exclusive basis by the Company as consultants to the Company for the purpose of assisting with the raising of capital for the Company; and

         WHEREAS, Ergo purchased 184,615 shares of common stock of Stealth in exchange for a $200,000 promissory note (the “Note”).

         WHEREAS, CA, the Porcellis, Montalcino, Ergo and the Company now desire to execute this Mutual Release to release any and all Claims that the Company or its Subsidiary may have, had, might have or might have had against CA, the Porcellis, Montalcino, and/or Ergo, except as specifically set forth herein;

Agreement

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration (the receipt, sufficiency and adequacy of the consideration recited immediately preceding are hereby acknowledged and confessed by all parties), the parties hereby agree that the recitals set forth above are true and correct, and shall be binding upon the Company, and the parties also hereby agrees as follows:

1.

The Company, Subsidiary and their respective current, past and future parents, subsidiaries, employees, officers, directors, affiliates, agents, heirs, beneficiaries, legal representatives, successors and assigns hereby release, acquit and forever discharge CA, the Porcellis, Montalcino, and Ergo, and each of their respective current, past and future affiliates, shareholders, directors, officers, employees, agents, heirs, beneficiaries, legal representatives, successors and assigns from any and all Claims. CA, the Porcellis, Montalcino, and Ergo and their respective current, past and future parents, subsidiaries, employees, officers, directors, affiliates, agents, heirs, beneficiaries, legal representatives, successors and assigns each hereby release, acquit and forever discharge the Company, and each of its respective current, past and future affiliates, shareholders, directors, officers, employees, agents, heirs, beneficiaries, legal representatives, successors and assigns from any and all Claims For purposes of this Release, “Claims” means all demands, complaints, claims, rights, actions, causes of actions, suits, proceedings, damages (including without limitation for breach or termination of any agreement or contract, including any employment agreement), judgments, costs, expenses, compensation (including, without limitation, unpaid compensation accrued for past employment or other services), promises, agreements, royalty agreements, contract rights, ownership rights, debts, liabilities, accrued salary or wages, and obligations of any kind whatsoever, at common law, by statute, contract, or otherwise, which a releasing party has, had, might have or might have had against any of the released parties, known or unknown, directly or indirectly to attributable to any transactions, dealings, or occurrences between any releasing party and any released party prior to the date of this Release, or resulting from any act or omission prior to the date of this Release of any person hereby released, including, without limitation, those arising out of or relating in any manner to the Company, its business or management, except for the right of the Company to receive 184,615 shares of the common stock of Stealth, as described more fully in Paragraph 8, herein.

2.

By execution of this Release, CA, the Porcellis, Montalcino, Ergo, the Company and Subsidiary each represent and warrant that no Claim that either has, had, might have or might have had in the past against any other person or entity released hereby, has previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party. The officer executing this Agreement expressly represents and warrants to that he has full authority to enter into this Release and to release any and all Claims releasing party now has, had, might have or might have had in the past against each person or entity released hereby.

3.

It is expressly understood and agreed that the terms of this Agreement, including the recitals contained above, are contractual and not merely recitations and that the agreements herein contained are to compromise doubtful and disputed Claims, avoid litigation, and buy peace and that no releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by each party hereto.

4.

It is further understood and agreed that this Agreement contains the entire agreement between the parties relating to this release and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated except in writing signed by all parties hereto.

5.	IT IS FURTHER UNDERSTOOD AND AGREED THAT THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED UNDER, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

The Company hereby waives the provisions of Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Each of the parties hereto hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the other parties to this Agreement or other released parties, based upon any matter purported to be released hereby.

Without in any way limiting any of the rights and remedies otherwise available to any released party, each party to this Agreement shall indemnify and hold harmless each other released party from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any party to this Agreement or any of its affiliates, parents, subsidiaries, officers, directors, shareholders or successors of any claim or other matter purported to be released pursuant to this release and (ii) the assertion by any third party of any claim or demand against any party released hereby which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any party hereto or any of its affiliates, parents, subsidiaries, officers, directors, shareholders or successors against such third party of any Claims or other matters purported to be released pursuant to this release.

6.

By execution of this Agreement, the each party warrants and represents that it understands that this is a full, final, and complete settlement with each party released hereby of all known and unknown Claims.

7.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Should any court, by judgment or decree, determine that this Agreement does not fully and finally discharge all Claims which the a releasing party has, might have, had or might have had in the past, against any party or other person released hereby, then the releasing party agrees to reform this document to release any such Claims not hereby released.

8.

Ergo will, promptly upon execution of this Agreement, send by overnight courier to the Company certificates representing 184,615 shares of the Common Stock of Stealth, and upon receipt by Stealth, the Note shall be marked “Paid” and returned by overnight courier to Ergo c/o Ergo’s designee or representative.

9.

Governing Law; Consent to Jurisdiction. (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California. (b) Any proceeding, action, litigation or claim (a “Proceeding”) arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought only in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

10.

Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

11.

Non-Disparagement Agreement. In addition to the matters described in Sections 1-10 above, for consideration which is mutually acknowledged, the Company and the Porcelliseach agree that neither shall disparage, defame, or slander the other party nor any affiliates of the other party to any third person. A breach by any party of the agreement set forth in this Section 11, shall not be deemed to be a breach of this agreement, but shall entitle the disparaged, defamed or slandered party to recover damages therefore in accordance with Section 9 above.

12.

Delivery of Original Documents. CA and/or the Porcellis shall promptly deliver to the Company by overnight courier the originally signed documents relating to all transactions in Company Share, notes, interest and warrants (such as subscription agreements, waivers, warrant exercise agreements, and similar documents) made by any client of CA and/or the Porcellis and which are in the possession of CA and/or the Porcellis.

13.

Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the dates set forth beneath the undersigned’s respective signatures below.

“COMPANY” and “SUBSIDIARY”

STEALTH MEDIALABS, INC., a Nevada corporation
BITZMART, INC., a Colorado corporation

By:  /s/ Howard Leventhal
        Howard Leventhal, CEO

By:  /s/ Anon Yaaghoub
        Anon Yaaghoub

CONTINENTAL ADVISORS, SRL By: /s/ Name/Title: MONTALCINO, SA By: /s/ Name/Title:	ERGO LIMITED, SA By: /s/ Name/Title:

ANDREEA PORCELLI /s/ Andreea Porcelli Andreea Porcelli	MARK PORCELLI /s/ Mark Porcelli Mark Porcelli

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